UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 17, 2010

Lifetime Brands, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19254	11-2682486
(Commission File Number)	(IRS Employer Identification No.)

1000 Stewart Avenue, Garden City, New York, 11530
(Address of Principal Executive Offices)(Zip Code)

516-683-6000
 (Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 17, 2010, Lifetime Brands, Inc. (the “Company”) held its Annual Meeting of Stockholders at the office of the Company, 1000 Stewart Avenue, Garden City, New York 11530.  At the annual meeting, the stockholders of the Company elected a board of directors and ratified the appointment of the Company’s independent registered public accountants.  A breakdown of the votes cast is set forth below.

(1)	To elect a board of eight directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.

	For	Withheld	Broker non-votes
Jeffrey Siegel	7,607,811	84,788	3,718,293
Ronald Shiftan	7,029,496	663,103	3,718,293
Craig Phillips	7,127,573	565,026	3,718,293
David E.R. Dangoor	7,610,311	82,288	3,718,293
Michael Jeary	7,610,711	81,888	3,718,293
John Koegel	7,549,734	142,865	3,718,293
Cherrie Nanninga	7,604,562	88,037	3,718,293
William U. Westerfield	7,604,362	88,237	3,718,293

(2)	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company.

For	Against	Abstain	Broker non-votes
11,382,290	22,145	6,457	—

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lifetime Brands, Inc.

By:	/s/ Laurence Winoker
Laurence Winoker
Senior Vice President – Finance, Treasurer and Chief Financial Officer

Date:  June 18, 2010

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